                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                        -------------------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

                 New York                                13-3439945
          (State of incorporation                    (I.R.S. employer
          if not a national bank)                    identification No.)

              40 Wall Street                                    10005
            New York, New York                                (Zip Code)
          (Address of trustee's
      principal executive offices)

                        -------------------------------

                             CONTINUCARE CORPORATION

               (Exact name of obligor as specified in its charter)

          FLORIDA                                               59-2716023
 (State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                              identification No.)

      100 Southeast 2nd Street
            36th Floor
        Miami, Florida 33131                                       33131
 (Address of principal executive                                 (Zip Code)
          offices)

                        -------------------------------

                   8% CONVERTIBLE SUBORDINATED NOTES DUE 2002

                       (Title of the Indenture Securities)

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                                       -2-

                                     GENERAL

GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

                New York State Banking Department, Albany, New York

(b)      Whether it is authorized to exercise corporate trust powers.

                The Trustee is authorized to exercise corporate trust powers.

AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

None.

VOTING SECURITIES OF THE TRUSTEE.

Furnish the following information as to each class of voting securities of the trustee:

                                              As of   DECEMBER 15, 1997

--------------------------------------------------------------------------------
             COL. A                                          COL. B

--------------------------------------------------------------------------------
         Title of Class                                Amount Outstanding

--------------------------------------------------------------------------------
Common Shares - par value $600 per share.                  1,000 shares

TRUSTEESHIPS UNDER OTHER INDENTURES.

None.

INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

None.

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                                       -3-

VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

None.

VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

None.

SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

None.

SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

None.

OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

None.

OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

None.

INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

None.

DEFAULTS BY THE OBLIGOR.

None.

AFFILIATIONS WITH THE UNDERWRITERS.

None.

FOREIGN TRUSTEE.

Not applicable.

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                                       -4-

LIST OF EXHIBITS.

T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. Exhibit A.

T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                        -------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of December 1997.

                                                   AMERICAN STOCK TRANSFER
                                                       & TRUST COMPANY
                                                           Trustee

                                                   By: /s/ Herbert J. Lemmer
                                                       -------------------------
                                                       Herbert J. Lemmer
                                                       Vice President

                                                                      EXHIBIT A

Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                                   AMERICAN STOCK TRANSFER
                                                       & TRUST COMPANY

                                                   By: /s/ Herbert J. Lemmer
                                                      -------------------------
                                                       Herbert J. Lemmer
                                                       Vice President

AMERICAN STOCK TRANSFER & TRUST COMPANY
40 WALL ST.
NEW YORK, NY  10005

                                                                      EXHIBIT B

CONSOLIDATED REPORT OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION REPORT AT CLOSE OF BUSINESS ON JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                 DOLLAR AMOUTS IN THOUSANDS
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ASSETS
Cash and balances due from depository institutions:
a. Noninterest-bearing balances and currency and coin
b. Interest-bearing balances                                                                433

Securities:

a. Held-to-maturity securities (from Schedule RC-B, column A)
b. Available-for-sale securities (from Schedule RC-B, column D)                           3,537

Federal funds sold and securities purchased under agreements to resell

Loans and lease financing receivables:
a. Loans and leases, net of unearned income (from Schedule RC-C)
b. LESS: Allowance for loan and lease losses
c. LESS: Allocated transfer risk reserve
d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c

Trading assets

Premises and fixed assets (including capitalized leases)                                  3,641

Other real estate owned (from Schedule RC-M)

Investments in unconsolidated subsidiaries and associated companies
(from Schedule RC-M)

Customers' liability to this bank on acceptances outstanding

Intangible assets (from Schedule RC-M)

Other assets (from Schedule RC-F)                                                         6,678

a. Total assets (sum of items 1 through 11)                                              14,289
b. Losses deferred pursuant to 12 U.S.C. 1823 (j)
c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j) (sum of
   items 12.a and 12.b)                                                                  14,289

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SCHEDULE RC - CONTINUED

                                                                                 DOLLAR AMOUTS IN THOUSANDS

-----------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits:

a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)
     (1) Noninterest-bearing
     (2) Interest-bearing

b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
     (1) Noninterest-bearing
     (2) Interest-bearing

Federal funds purchased and securities sold under agreements to repurchase

a. Demand notes issued to the U.S. Treasury
b. Trading liabilities

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
a. With a remaining maturity of one year or less
b. With a remaining maturity of more than one year through three years
c. With a remaining maturity of more than three years

Not applicable

Bank's liability on acceptances executed and outstanding

Subordinated notes and debentures

Other liabilities (from Schedule RC-G)                                                    1,851

Total liabilities (sum of items 13 through 20)                                            1,851

Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus

Common stock                                                                                600

Surplus (exclude all surplus related to preferred stock)                                  9,289

a. Undivided profits and capital reserves                                                 2,523
b. Net unrealized holding gains (losses) on available-for-sale securities

Cumulative foreign currency translation adjustments

a. Total equity capital (sum of items 23 through 27)                                     12,438
b. Losses deferred pursuant to 12 U.S.C. 1823(j)
c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j) (sum
   of items 28.a and 28.b)                                                               12,438

Total liabilities, equity capital, and losses deferred pursuant to 12 U.S.C..
1823 (j) (sum of items 21 and 28.c)                                                      14,289
